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                                                                    EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 20, 2000 included in this Form 11-K, into MindSpring Enterprises, Inc.'s previously filed Registration Statement on Form S-8, File No. 333-44411 covering the MindSpring Enterprises, Inc. 401(k) Plan.



/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 26, 2000